Exhibit 99.1

Payoneer Announces Third Quarter 2021 Financial Results

Strong Execution Drives 35% Revenue Growth

Full-Year 2021 Revenue and Adjusted EBITDA Guidance Raised

NEW YORK – November 10, 2021 – Payoneer Global Inc. (“Payoneer”) (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today reported financial results for its third quarter ended September 30, 2021.

Financial Highlights

Third Quarter 2021 versus Third Quarter 2020

•	Revenue increased 35% to $122.7 million as compared to $90.5 million in 2020.

•	Transaction costs improved to 20% of revenue compared to 27% of revenue in 2020.

•	Revenue less transaction costs increased 48% to $98.0 million from $66.0 million in 2020.

•	Net income of $0.8 million compared to a net income of $1.6 million in 2020.

•	Adjusted EBITDA increased 138% to $6.1 million as compared to $2.6 million in 2020.

•	Operational Metrics

•	Volume increased 16% to $13.6 billion as compared to $11.7 billion in 2020.

•	Revenue as a percentage of volume (“Take Rate”) increased to 90 basis points from 77 basis points in 2020.

“Our global team executed really well this quarter as we continue to focus on delivering unique high-value services to our fast-growing and increasingly diverse customer base. We acquired a record number of new customers and drove adoption of services like B2B AP/AR, Bank Partnerships, our Commercial Card, Merchant Services, and Working Capital. We also accelerated growth in key regions like Latin America and Eastern Europe and forged new partnerships highlighted by our recently announced relationship with Coupang, a new eCommerce partner in South Korea, and Vimo, a mobile wallet provider in Vietnam, while also executing well on our rollout with eBay,“ said Scott Galit, Chief Executive Officer of Payoneer.

“Our continued strong performance and momentum with customers highlight our unique position in the market, offering the most comprehensive solution set for small businesses from around the world looking to engage in commerce anywhere. We continue to see new and exciting opportunities globally across a range of markets including goods exporters, service providers, social commerce and more. We are also increasing our investments in R&D and Sales to capitalize on our unique market position, brand, platform and customer base, and the global secular shift to digital commerce. While supply chain issues are temporarily slowing eCommerce growth around the world, the increasing diversity of services, customers, geographies and growth drivers in our business contributed to a higher take rate and better than forecasted revenue and adjusted EBITDA results. These results demonstrate our ability to achieve strong outcomes, even in challenging environments. Our global reach, rich product portfolio and broad network of customers, partners and marketplaces create a unique and sustainable competitive advantage that differentiates us in the market. Our continued momentum gives us confidence to raise revenue and adjusted EBITDA guidance for the full year,” concluded Galit.

2021 Guidance

“We are pleased with our third quarter and year-to-date financial performance, which reflects our ability to deliver strong top- and bottom-line results. In the first nine months of 2021, volume and revenue each grew 33% over the same period last year. With 35% year-over-year revenue growth in the third quarter, we maintained our momentum going into the fourth quarter. Based on our success to date and confidence in our business trajectory, we are raising our guidance for full-year 2021 revenues to grow approximately 33%-34% over 2020, up from prior guidance of 28%-30% growth. Additionally, we expect transaction costs as a percent of revenue will be approximately 22% for the full year 2021, which will result in improved adjusted EBITDA,” said Michael Levine, Chief Financial Officer of Payoneer.

2021 guidance as follows:

2021
Volume	$54.3 billion - $56.0 billion
Revenue	$458 million - $462 million
Transaction costs	~22% as % of revenue
Adjusted EBITDA (1)	$16 million - $18 million

(1)	Please refer to “Financial Information; Non-GAAP Financial Measures” below.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 5:30 p.m. ET Wednesday, November 10, 2021. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer (NASDAQ: PAYO) is the world’s go-to partner for digital commerce, everywhere.  From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world’s leading digital brands like Airbnb, Amazon, Google, Upwork and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the risk that the business combination with FTAC Olympus Acquisition Corp. (the “Reorganization”) disrupts current plans and operations of Payoneer; (2) the ability to recognize the anticipated benefits of the Reorganization, which may be affected by, among other things, competition, the ability of Payoneer to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (3) costs related to the Reorganization; (4) the outcome of any legal proceedings; (5) changes in applicable laws or regulations; (6) the possibility that Payoneer may be adversely affected by other economic, business and/or competitive factors; (7) Payoneer’s estimates of its financial performance; and (8) other risks and uncertainties set forth in Payoneer’s prospectus filed on August 6, 2021, and in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which were included in the above prospectus and 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: Reorganization related expenses, M&A related expenses, stock-based compensation expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other non-recurring items, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2021 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

Investor Contact:

Ignatius Njoku
Investor Relations
investor@payoneer.com

Media Contact:

Irina Marciano

PR@payoneer.com

TABLE - 1
PAYONEER GLOBAL INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(U.S. dollars in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$122,651	$90,537	$334,184	$250,885

Transaction costs	24,670	24,516	73,346	73,091
Other operating expenses	34,402	18,247	93,026	57,742
Research and development expenses	20,104	13,211	55,298	34,935
Sales and marketing expenses	29,589	18,870	80,430	53,807
General and administrative expenses	15,957	10,486	44,637	26,619
Depreciation and amortization	4,435	4,266	13,463	12,562
Total operating expenses	129,157	89,596	360,200	258,756

Operating income (loss)	(6,506)	941	(26,016)	(7,871)

Financial income (expense):
Gain from change in fair value of Warrants	11,321	-	23,397	-
Other financial income (expense), net	(3,306)	2,602	(6,865)	2,180
Financial income, net	8,015	2,602	16,532	2,180

Income (loss) before taxes on income	1,509	3,543	(9,484)	(5,691)

Taxes on income	662	1,931	5,590	6,731

Share in losses of associated company	10	4	11	109

Net income (loss)	$837	$1,608	$(15,085)	$(12,531)

Per share data
Net income (loss) per share attributable to common stockholders —
Basic earnings (loss) per share	$0.00	$(0.05)	$(0.31)	$(0.50)
Diluted earnings (loss) per share	$0.00	$(0.05)	$(0.31)	$(0.50)

Weighted average common shares outstanding —
Basic	339,715,405	50,934,295	156,915,380	45,055,131
Diluted	374,395,385	50,934,295	156,915,380	45,055,131

TABLE  - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$837	$1,608	$(15,085)	$(12,531)
Depreciation & amortization	4,435	4,266	13,463	12,562
Taxes on income	662	1,931	5,590	6,731
Other financial expenses (income), net	3,306	(2,602)	6,865	(2,180)
EBITDA	9,240	5,203	10,883	4,582
Stock based compensation expenses(1)	8,590	3,023	23,557	8,183
Reorganization related expenses(2)	-	-	5,087	-
Share in losses of associated company	10	4	11	109
M&A related expenses(3)	(390)	-	(1,464)	-
Gain from change in fair value of Warrants(4)	(11,321)	-	(23,397)	-
Other non-recurring items(5)	-	(5,654)	-	(5,654)
Adjusted EBITDA	$6,129	$2,576	$14,627	$7,220

(1) Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(2) Represents the non-recurring reorganizational costs that were not recorded as a reduction of additional paid in capital. The amounts relate to legal and professional services associated with the Reorganization.

(3) Represents non-recurring fair value adjustment of a liability related to our 2020 acquisition of Optile.

(4) Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.

(5) Consists primarily of a non-recurring allowance outside of normal course of business due to liquidation of one of our providers.

TABLE  - 3

PAYONEER GLOBAL INC.

EARNINGS (LOSS) PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Numerator:
Net income (loss)	$837	$1,608	$(15,085)	$(12,531)
Less dividends and revaluation attributable to redeemable and redeemable convertible preferred stock	-	3,972	33,632	9,909
Net income (loss) attributable to common stockholders	$837	$(2,364)	$(48,717)	$(22,440)
Denominator:
Weighted average common shares outstanding —
Basic	339,715,405	50,934,295	156,915,380	45,055,131
Add:
Weighted average of additional shares issuable upon exercise of options	33,835,289	-	-	-
Weighted average of additional shares issuable upon exercise of warrants	844,691	-	-	-
Weighted average common shares – diluted	374,395,385	50,934,295	156,915,380	45,055,131
Net income (loss) per share attributable
To common stockholders —
Basic earnings (loss) per share	$0.00	$(0.05)	$(0.31)	$(0.50)
Diluted earnings (loss) per share	$0.00	$(0.05)	$(0.31)	$(0.50)

TABLE  - 4

PAYONEER GLOBAL INC.

CONSOLIDATED  BALANCE  SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$448,955	$102,988
Restricted cash	2,840	26,394
Customer funds	3,706,937	3,346,722
Accounts receivable, net	12,541	17,843
CA receivables, net	47,298	66,095
Other current assets	27,908	10,417
Total current assets	4,246,479	3,570,459
Non-current assets:
Property, equipment and software, net	11,086	12,694
Goodwill	21,523	22,541
Intangible assets, net	35,338	34,415
Restricted cash	4,955	5,199
Deferred taxes	3,859	3,684
Investment in associated company	6,941	6,858
Severance pay fund	2,069	1,624
ROU assets	14,960	-
Other assets	12,994	12,210
Total assets	$4,360,204	$3,669,684
Liabilities, redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity:
Current liabilities:
Trade payables	$16,919	$17,245
Outstanding operating balances	3,706,937	3,346,722
Current portion of long-term debt	-	13,500
Other payables	77,141	63,455
Total current liabilities	3,800,997	3,440,922
Non-current liabilities:
Long-term debt	-	26,525
Warrant liability	48,304	-
Other long-term liabilities	18,979	12,403
Total liabilities	3,868,280	3,479,850
Commitments and contingencies (Note 11)

Redeemable convertible preferred stock, $0.01 par value, 209,529,798 shares authorized; 209,529,798 shares issued and outstanding; aggregate liquidation preference of $213,484 at December 31, 2020.	-	154,800
Redeemable preferred stock, $0.01 par value, 3,500 shares authorized; 3,500 shares issued and outstanding; aggregate liquidation preference of $36,520 at December 31, 2020.	-	10,735

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at September 30, 2021.
Common stock, $0.01 par value, 3,800,000,000 and 320,115,953 shares authorized; 339,007,751 and 48,608,176 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	3,390	486
Additional paid-in capital	560,905	79,706
Accumulated other comprehensive income	2,781	4,174
Accumulated deficit	(75,152)	(60,067)
Total shareholders’ equity	491,924	24,299
Total liabilities redeemable convertible preferred stock, redeemable preferred stock and shareholders’ equity	$4,360,204	$3,669,684

TABLE  - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Nine months ended
	September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(15,085)	$(12,531)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,463	12,562
Deferred taxes	(175)	714
Stock-based compensation expenses	23,763	8,331
Share in losses of associated company	11	109
Gain from change in fair value of Warrants	(23,397)	-
Transaction costs allocated to Warrants	5,087	-
Foreign currency re-measurement gain	1,290	(322)
Changes in operating assets and liabilities, net of effects of businesses combination:
Other current assets	(17,386)	3,840
Trade payables	106	(2,541)
Deferred revenue	524	245
Accounts receivables	5,247	(1,645)
CA extended to customers	(252,505)	(166,493)
CA collected from customers	271,302	179,159
Other payables	(3,542)	(1,785)
Other long-term liabilities	(4,354)	1,077
Operating lease right-of-use assets	7,006	-
Other assets	(567)	(1,847)
Net cash provided by operating activities	10,788	18,873

Cash Flows from Investing Activities
Purchase of property, equipment and software	(3,820)	(3,937)
Capitalization of internal use software	(9,670)	(6,592)
Change in severance pay fund	(445)	135
Change in customer funds in transit	9,396	(20,004)
Acquisition of Optile, net of cash acquired	-	(15,482)
Net cash provided by (used in) investing activities	(4,539)	(45,880)

Cash Flows from Financing Activities
Exercise of options	17,670	573
Outstanding operating balances	360,212	927,368
Issuance of redeemable preferred stock and warrants, net	-	32,646
Redemption of redeemable preferred stock	(39,804)
Proceeds from Reverse Recapitalization, net	108,643	-
Proceeds from PIPE financing, net	280,185	-
Repayment of outstanding debt	(40,025)	-
Net cash provided by financing activities	686,881	960,587

Effect of exchange rate changes on cash and cash equivalents	(1,350)	468

Net change in cash, cash equivalents, restricted cash and customer funds	691,780	934,048
Cash, cash equivalents, restricted cash and customer funds at beginning of the period	3,413,289	1,796,517
Cash, cash equivalents, restricted cash and customer funds at end of the period	$4,105,069	$2,730,565